Exhibit 3.2

                                     BYLAWS
                                       OF
                             DATAHAND SYSTEMS, INC.

                                page 1 of 10 page

                            (Adopted as of 4/2,1996)

                                    ARTICLE I

                              REFERENCES: SENIORITY

     1. References. Any reference herein made to law will be deemed to refer to the law of the State of Delaware, including any applicable provision or provisions of Chapter 1 of Title 8, Delaware General Corporation Law (or its successor), as at any given time in effect. Any reference herein made to the Certificate of Incorporation will be deemed to refer to the applicable provision or provisions of the Certificate of Incorporation of the corporation, and all amendments thereto, as at any given time on file with the Delaware Secretary of State (this reference to that office being intended to include any successor to the incorporating and related functions being performed by that office at the date of the initial adoption of these Bylaws).

     2. Seniority. Except as indicated in Article IX of these Bylaws, the law and the Certificate of incorporation (in that order of precedence) will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the law and the Certificate of Incorporation (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such Inconsistency which may exist.

     3. Shareholders of Record. The word "shareholder" as used herein shall mean one who is a holder of record of shares of stock in the corporation.

                                   ARTICLE II

                           OFFICES AND CORPORATE SEAL

     1. Principal Office. The corporation's principal office shall be its known place of business in the State of Arizona.

     2. Other Offices. The corporation may also maintain offices at such other place or places, within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

     3. Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the corporation, but one may be used.

                                   ARTICLE III

                                  SHAREHOLDERS

     1. Shareholders' Meetings. All meetings of shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the Chairman of the Board of Directors (the "Chairman") or the Secretary of the corporation. The place, either within or without the State of Arizona, shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2. Annual Meetings. Annual meetings of shareholders shall be held on the first Friday in February, if not a legal holiday. It the annual meeting date shall fall on a legal holiday, the meeting shall be
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                                     BYLAWS
                  OF: DATAHAND SYSTEMS, INC. page 2 of 10 pages

held on the next secular day following. The annual meeting may also be held on such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     3. Notice of Meetings. Written notice of annual and special meetings stating the place, date, and hour of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the meeting to each shareholder of record entitled to vote at such meeting. When business to be brought before either an annual or a special meeting includes the consideration of sales of assets or a merger involving the corporation, written notice thereof shall be given not less than twenty (20) nor more than sixty (60) days before such meeting to each shareholder of record entitled to vote at such meeting.

     4. Special Meetings of Shareholders. Special meetings of the shareholders may be held whenever and wherever called by the Chairman, or a majority of the then-authorized number of directors of the corporation.

     5. Right to Vote. For each meeting of the shareholders, the Board of Directors will fix in advance a record date as contemplated by law, and the shares of stock and the shareholders "entitled to vote" (as that or any similar term is herein used) at any meeting of the shareholders will be determined as of the applicable record date. The record date for any meeting of shareholders shall not precede the date upon which the resolution fixing such record date is adopted by the Board of -Directors and shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting. The Secretary (or in his or her absence an Assistant Secretary) will see to the making and production of any record of shareholders entitled to vote which is required by law. If no record is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting Is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting. Any such entitlement may be exercised through proxy, or in such other manner as specifically provided by law, in accordance with the applicable law. In the event of contest, the burden of proving the validity of any undated or irrevocable proxy will rest with the person seeking to exercise the same. A telegram, cablegram, or other .means of electronic transmission appearing to have been transmitted by a shareholder entitled to vote (or by his duly authorized attorney-in-fact) may be accepted as a sufficiently written and executed proxy.

     6. Quorum and Adjournment. The holders of a majority of the shares issued and outstanding, who are present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken of the new time and place for such meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Board of Directors may fix a new record date for an adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner required by Article III, Section 3 of these Bylaws.

     7. Majority Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law, the Certificate of Incorporation, or these Bylaws, in which case such provision shall govern and control the decision of such question.

     8. Voting. Except as otherwise provided in the Certificate of Incorporation or as otherwise provided by law, each shareholder entitled to vote shall be entitled to one vote or corresponding fraction

                                     BYLAWS
                  OF: DATAHAND SYSTEMS, INC. page 3 of 10 pages

thereof, in person or by proxy, for each share of capital stock having voting power held by such shareholder. All questions shall be decided by a vote of a majority of the voting power present, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. Upon the demand of any shareholder, the vote for directors and any question before any meeting shall be by ballot. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

     9. Proxies. At all meetings of shareholders, a shareholder may vote in person, by proxy executed in writing by such shareholder or transmitted by telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy, or by his duly authorized attorney-in-fact. No instrument appointing a proxy shall be valid after the expiration of three (3) years from the date of its execution, unless otherwise provided in the proxy. Unless otherwise required by law, all questions concerning the validity or sufficiency of the proxies or any of them shall be decided by the Secretary.

     10. Organization and Conduct of Meetings. Each shareholders meeting will be called to order and thereafter chaired by the Chairman or his appointee if there then is one; or, if not, or if the Chairman is absent or so requests, then by the President; or if both the President and the Chairman or his appointee are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors. The Secretary (or in his or her absence an Assistant Secretary) of the corporation will act as secretary of each shareholders meeting; if neither the Secretary nor an Assistant Secretary is in attendance, the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. Absent a showing of bad faith on his or her part, the chairman of a meeting will, among other things, have authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Any informational or other informal session of shareholders conducted under the auspices of the corporation after the conclusion of or otherwise in conjunction with any formal business meeting of the shareholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part will extend to the conduct of such informal session.

     11. Waiver of Notice. Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing written notice of waiver either before or after the time of the meeting.

     12. Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification at any duly constituted meeting of the shareholders, the notice of which either includes mention of the proposed submittal or is waived as provided in Article III, Section 12 of these Bylaws. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation and all of its shareholders as it would be if approved and ratified by each and every shareholder of the corporation.

     13. Record Date for Dividends and Distributions. To determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than sixty (60) days following such date. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE IV

                               BOARD OF DIRECTORS
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                                     BYLAWS
                  OF: DATAHAND SYSTEMS, INC. page 4 of 10 pages

     1. Membership. The. Board of Directors of the corporation shall consist of not less than seven (7) nor more than eleven (11) members. A seventy percent (70%) majority of the Board will have the power to increase or decrease its size within such limits. Any vacancy occurring in the Board, whether by reason of death, resignation, disqualification or otherwise, may be filled by the directors as contemplated by law and as provided in the Certificate of Incorporation by the majority of the Board. Any such increase in the size of the Board, and the filling of any vacancy created thereby, will be accomplished as contemplated by law and as provided in the Certificate of Incorporation.

     2. Annual and Regular Meetings. Annual meetings of the directors are to be held as soon as practicable after the adjournment of each annual shareholders meeting either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or before the time of their election. Regular meetings, other than the annual meetings, may be held at such intervals at such places and at such times as the Board of Directors may determine.

     3. Special Meetings. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman or by three (3) directors.

     4. Notice. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place and general purpose of any special meeting will be given to each director in person or by telephone, or via mail or telegram addressed in the manner appearing on the corporation's records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when (i), if given by mail, the same is deposited in the United States mail at least seven (7) days before the meeting date, with postage thereon prepaid and (ii), if personally delivered or given by telephone, the same is handed, or the substance thereof is communicated over the telephone to the director or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. Any such notice may be waived as provided by law. No call or notice of a meeting of directors will be necessary if each of them waives the same in writing or by attendance without objection at the beginning of the meeting. Any meeting, once property called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

     5. Quorum: Voting. A quorum for the transaction of business at any meeting or adjourned meeting of the directors will consist of a majority of those directors then in office. Any matter submitted to a meeting of the directors will be resolved by a majority of the votes cast thereon, except as otherwise required by law, by the Certificate of Incorporation, or by these Bylaws. Where action by a majority of the entire membership of the Board of Directors is required, such requirement will be deemed to relate to a majority of the directors in office at the time the action is taken.

     6. Executive Committee. The Chairman of the Board of Directors may, by resolution adopted by a majority of the entire Board, name three (3) or more of its members as an Executive Committee. Such Executive Committee will have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation while the Board is not in session, except only as precluded by law or where action other than by a majority of the votes cast is required by these Bylaws or the law, and subject to such limitations as may be included in any applicable resolution passed by a majority of the entire membership of the Board. A majority of those named to the Executive Committee will constitute a quorum, and the Executive Committee may at any time act by the written consent of a quorum thereof, although not formally convened.

     7. Other Committees. Other standing or ad hoc committees including, but not limited to, an Audit and Compensation Committee, may from time to time be appointed from its own membership by the Board of Directors and be vested with such powers as the Board may see fit.

     8. Committee Functioning. Notice requirements (and related waiver provisions). for meetings of the Executive Committee and other committees of the Board will be the same as those set forth in Article IV, Section 4 of these Bylaws for meetings of the Board of Directors. Except as provided in the next two succeeding sentences, a majority of those named to the Executive Committee or any other committee of the Board will constitute a quorum at any meeting thereof (with the effect of departure
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                                     BYLAWS
                  OF: DATAHAND SYSTEMS, INC. page 5 of 10 pages

of committee members from a meeting and the computation of a majority of committee members to be in accordance with the applicable policies of Article IV, Section 5 of these Bylaws), and any matter submitted to a meeting of any such committee will be resolved by a majority of the votes cast thereon. No distinction will be made among ex-officio or other members of any such committee for quorum, voting, or other purposes, except that the membership of any committee (including the Executive Committee), in performing any function vested in it as herein contemplated, may be deemed to exclude any officer or employee of the corporation, or other person having a direct or indirect personal interest in any proposed exercise of such function, whose exclusion for that purpose is deemed appropriate by a majority of the other members of such committee proposing to perform such function. If a quorum cannot otherwise be formed for any meeting of any committee (excluding the Executive Committee), the members thereof present and not excluded pursuant to the immediately preceding. sentence may unanimously appoint one or more directors to act at the meeting for quorum, voting and all other purposes, the same as though he, she or they had been appointed and approved or ratified pursuant to Section 9 of this Article
IV. All committees are to keep regular minutes of the transactions of their meetings.

     9. Region by Telephone or Consent. Any meeting of the Board or any committee thereof may be held by conference telephone or similar communications equipment as permitted by law, in which case any required notice of such meeting may generally describe the arrangements (rather than the place) for the holding thereof, and all other provisions herein contained or referred to will apply to such meeting as though it were physically held at a single place. Action may also be taken by the Board or any committee thereof without a meeting if the members thereof consent in writing thereto as contemplated by law.

     10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors, or of any committee at which action is taken on any corporate matter will be presumed to have assented to such action or abstainment unless his dissent or abstainment is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards such dissent by certified or registered mail to the Secretary of the corporation before 5:00 p.m. Arizona time, on the next day which is not a holiday or a Saturday after the adjournment of the meeting, or by such earlier time as may be prescribed by applicable law. A right to dissent will not be available to a director who voted in favor of the action.

     11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

     12. Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Any director may waive notice of any annual, regular, or special meeting of directors by executing written notice of waiver either before or after the time of the meeting.

     13. Interested Directors: Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the
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                  OF: DATAHAND SYSTEMS, INC. page 6 of 10 pages

shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

                                    ARTICLE V

                                    OFFICERS

     1. Designation of Titles. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, and a Treasurer. The Board of Directors may also choose such additional officers and assistant officers as it shall determine. Any number of offices, except the offices of President and Secretary, may be held by the same person, unless otherwise provided by the Certificate of Incorporation or these Bylaws.

     2. Appointment of Officers. The Board of Directors at is first meeting after each annual meeting of shareholders, shall appoint a President, a Secretary and a Treasurer, each of whom shall serve at the pleasure of the Board of Directors. The Board may appoint such other officers and agents at any time as it shall deem necessary to hold offices at the pleasure of the Board and to exercise such powers and perform such duties as shall be determined from time to time by the Board.

     3. Salaries. With approval of the Board of Directors, one or more of the officers may receive a salary or other compensation for their services and such salaries of officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she Is also a director of the corporation.

     4. Vacancies. A vacancy in any office because of the death, resignation, removal, disqualification, or otherwise, of an officer may be filled by the Board of Directors at any time.

     5. President. The President shall be from time to time, upon the approval of the Board, either the chief executive officer or chief operating officer of the corporation, and shall in general supervise and control ail of the business and affairs of the corporation. The President may sign certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and In general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     6. Vice Presidents. There shall be as many Vice Presidents as shall be determined from time to time by the Board of Directors to be necessary, and they shall perform such duties as may be assigned to them. A Vice President designated by the Board shall have all the powers and perform all the duties of the President in case of the temporary absence or temporary Inability to act of the President. In case of the permanent absence or inability of the President to act, the office of President shall be declared vacant by the Board of Directors and a successor chosen by the Board.

     7. Secretary. The Secretary shall see that the minutes of all meetings of the shareholders, of the Board of Directors, and of any standing committees are kept, as well as all written consents of the Board of Directors. The Secretary shall be the custodian of the corporate seal, if any, and shall affix it to all proper instruments when deemed advisable. The Secretary shall give or cause to be given required notices of all meetings of the shareholders and of the Board of Directors. The Secretary shall have charge of all the books and records of the corporation except the books of account, and in general shall perform all the duties incident to the office of secretary of a corporation and such other duties as may be assigned to him or her.
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                                     BYLAWS
                  OF: DATAHAND SYSTEMS, INC. page 7 of 10 pages

     8. Treasurer. The Treasurer shall have general custody of all the funds and securities of The corporation except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President, directors, and shareholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and -returns as may be required by law.

     9. Assistant Secretaries. There may be such number of Assistant Secretaries as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them by the Board. .

     10. Assistant Treasures. There may be such number of Assistant Treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them by the Board.

     11. Additional Appointments. In addition to the officers referred to In the foregoing Sections of this Article V, the Board of Directors may create other corporate positions, and appoint persons thereto, with such authority to perform such duties as may be prescribed from time to time by the Board of Directors, by the President, or by the superior officer of any person so appointed. Notwithstanding such additional appointments, only those persons whose offices are described in the foregoing Sections of this Article V are to be considered an officer of the corporation unless the resolution or other Board action appointing such person expressly states that such person Is to be considered an officer of the corporation. Each of such persons (in the order designated by the Board, the President, or the superior officer of such person) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence or disability.

     12. Bonds and Other Requirements. The Board of Directors may require any officer or other appointee to give bond to the corporation (with sufficient surety, and conditioned upon the faithful performance of the duties of his or her office or position) and to comply with such other conditions as may from time to time be required of him or her by the Board.

     13. Removal or Delegation. Provided that a majority of the whole membership thereof concurs therein, the Board of Directors may remove any officer of the corporation as provided by law and declare his or her office or offices vacant or abolished or, in the case of the absence or disability of any officer or for any other reason considered sufficient, may temporarily delegate his or her powers and duties to any other officer or to any director. Similar action may be taken by the Board of Directors in regard to appointees designated pursuant to
Article V, Section 13 of these Bylaws.

                                   ARTICLE VI

                           RESIGNATIONS AND VACANCIES

     1. Resignations. Any director, committee member, or officer may resign from his or her office at any time by written notice delivered or addressed to both the Secretary and the Chairman at the corporation's principal place of business. Any such resignation will be effective upon delivery to the corporation unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.

     2. Vacancies. If the office of any director, committee member, or officer becomes vacant by reason of his or her death, resignation, disqualification, removal, or otherwise, the Board of Directors by a majority vote may choose a successor to hold such office for the unexpired term.

                                   ARTICLE VII

                               STOCK CERTIFICATES

                                     BYLAWS
                  OF: DATAHAND SYSTEMS, INC. page 8 of 10 pages

     1. Form Thereof. Each certificate representing stock of the corporation will be in such form conforming to law as may from time to time be approved by the Board of Directors, and will bear the manual facsimile signatures and seal of the corporation as required or permitted by law.

     2. Ownership. The corporation will be entitled to treat the registered owner of any share as the absolute owner thereof and accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by Title 6, Article 8 of the Delaware code (or its successor), as at the time in effect.

     3. Transfers. Transfer of stock will be made on the books of the corporation only upon surrender of the certificate therefor, duly endorsed by an appropriate person, with such assurance of the genuineness and effectiveness of the endorsement as the corporation may require, all as contemplated by Title 6,
Article 8 of the Delaware code (or its successor), as at the time In effect, and/or upon submission of any affidavit, other document or notice which the corporation considers necessary.

     4. Lost Certificates. In the event of the loss, theft, or destruction of any certificate representing capital stock of this corporation, the corporation may issue (or, in the case of any such stock as to which a transfer agent and/or registrar have been appointed, may direct suds transfer agent and/or registrar to countersign, register and issue) a replacement certificate in lieu of that alleged to be lost, stolen, or destroyed, and cause the same to be delivered to the owner of the stock represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his or her ownership of the certificate as the corporation considers satisfactory, together with any other factors which the corporation considers pertinent, and further provided that an indemnity agreement and/or indemnity bond shall have been provided in form and amount satisfactory to the corporation and to its transfer agent and/or registrar, if applicable.


                                  ARTICLE VIII

                        INDEMNIFICATION AND RATIFICATION

     1. Persons Covered. The corporation may indemnify and hold harmless, to the fullest extent permitted by applicable law and the Certificate of Incorporation as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved In any action, suit, or proceeding, whether civil, criminal, administrative," or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation, or Is or was serving at the written request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee. benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) against the corporation initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

     2. Advance of Expenses. The corporation may pay the expenses (including attorneys" fees) incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking to repay such amount if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VIII or otherwise.

     3. Certain Rights. If a claim for indemnification or payment of expenses under this Article VIII Is not paid in full within sixty (60) days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested Indemnification or payment of expenses under applicable law.

                                     BYLAWS
                  OF: DATAHAND SYSTEMS, INC. page 9 of 10 pages

     4. Non-Exclusive. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     5. Reduction of Amount. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

     6. Effect of Modification. Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal, or modification.

                                   ARTICLE IX

                                EMERGENCY BYLAWS

     1. Emergency Condition. The emergency Bylaws provided in this Article IX will be operative during an emergency in the conduct of the business of the corporation resulting from an attack on the United States or on the locality of the corporation's principal place of business or from the occurrence of any catastrophe or during any similar emergency conditions, notwithstanding any different provisions in these Bylaws or (insofar as legally permissible) In the Certificate of Incorporation or applicable statutes. To the extent not inconsistent with the provisions of this Article IX, these Bylaws will remain in effect during such emergency and upon its termination these emergency Bylaws will cease to be operative.

     2. Board Meetings. During any such emergency, a meeting of the Board of Directors or any of its committees may be called by any officer or director of the corporation. Notice of the time and place of the meeting will be given by the person calling the same to those of the directors whom it may be feasible to reach by any available means of communication. Such notice will be given so much in advance of the meeting as circumstances permit in the judgment of the person calling the same. At any Board or committee meeting held during any such emergency, a quorum will consist of a majority of those who could reasonably be expected to attend the meeting if they were willing to do so, but in no event more than a majority of those to whom notice of such meeting is required to have been given, as above provided.

     3. Certain Actions. The Board of Directors, either before or during any such emergency, may provide and from time to time modify lines of succession in the event that during such an emergency any or all officers, appointees, employees or agents of the corporation are for any reason rendered incapable of discharging their duties. The Board, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices of the corporation, or authorize the officers to do so.

     4. Liability. No director, officer, appointee, employee, or agent acting in accordance with these emergency Bylaws will be liable except for willful misconduct.

     5. Modifications. These emergency Bylaws will be subject to repeal or change by further action of the Board of Directors, but no such repeal or change will modify the provisions of Article IX, Section 4 of these Bylaws with respect to action taken prior to the time of such repeal or change. Any amendment of these emergency Bylaws may make any further or different provisions that may be practical and necessary for the circumstances of the emergency.

                                    ARTICLE X

                                    DIVIDENDS

                                     BYLAWS
                 OF: DATAHAND SYSTEMS, INC. page 10 of 10 pages

     1. Declaration. Subject to such restrictions or requirements as may be imposed by law or the corporation's Certificate of Incorporation or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare dividends on stock of the corporation outstanding on the dates of record fixed by the Board, to be paid in cash, in property or in shares of the corporation's stock on or as of such payment or distribution dates as the Board may prescribe.

                                   ARTICLE XI

                         REPEAL ALTERATION OR AMENDMENT

     1. Amendment of Bylaws. These Bylaws may be altered, amended, supplemented, repealed, or temporarily or permanently suspended or rescinded, in whole or in part, with the affirmative vote of a seventy percent (70%) majority of the then-authorized number of directors.



     I, Dale J. Retter, Assistant Secretary, hereby certify that this is a true and correct copy of the Bylaws of DataHand Systems, Ink.


/s/ Dale J. Retter                      8/27/96
----------------------------------      ------------------
Dale  J. Retter                         Date

State of Arizona
County of Maricopa

The foregoing instrument was acknowledged before me this 27th day of August, 1996 by Dale J. Retter, Assistant Secretary of DataHand Systems, Ink.

                                        /s/ Susan L. Haney
                                        ----------------------------------------

                                        SUSAN L. HANEY
                                        Notary Public - Arizona
                                        MARICOPA COUNTY
                                        My Commission Expires
                                        MARCH 31, 2000